SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (“Release”) is made and entered into as of January 28, 2015 by and among Farmers New World Life Insurance Company (“Farmers”), Hooper Holmes, Inc. (“Hooper”), and Portamedic, Inc. (“Portamedic” and, together with Farmers and Hooper, the “Parties”).

(1)    Recitals

WHEREAS, Farmers has asserted certain claims against Hooper and Portamedic as more particularly described on Schedule I hereto (the “Claim”);

WHEREAS, Farmers has demanded that Hooper and/or Portamedic reimburse Farmers for payments attributable to the conduct giving rise to the Claim (the “Disputed Amount”);

WHEREAS, pursuant to an Asset Purchase Agreement dated August 15, 2013 (as amended, the “APA”), Hooper sold certain assets to Portamedic, and Portamedic contends that pursuant to the APA, Hooper is responsible for any liability attributable to the Disputed Amount, including the Settlement Sum; and

WHEREAS, Farmers has agreed to compromise and settle any and all claims that it has or may have against Hooper or Portamedic (and other released parties as set forth below) as a result of charges attributable to the conduct giving rise to the Claim, including the Disputed Amount, in exchange for a payment of $400,000 (four hundred thousand dollars and no cents) (the “Settlement Sum”) on the terms and conditions set forth below.

(2)    Payment of Settlement Sum

Within 10 (ten) days of the mutual execution and delivery by all Parties of this Release and the provision in writing of payment instructions, Hooper shall pay (or shall direct Portamedic to pay from funds held by Portamedic pursuant to the “Holdback” under the APA) the Settlement Sum to Farmers.

(3)    Release

Farmers, on behalf of itself, and on behalf of its agents, successors, assigns, parent, subsidiary and affiliated entities, (the “Releasing Parties”), hereby fully and forever releases Hooper and Portamedic and each of their respective agents, successors, assigns, parent, subsidiary, and affiliated entities (including, in the case of Portamedic, American Para Professional Systems, Inc. (“APPS”)), as well as each of their current or former agents, employees, executives, officers, representatives, and individuals or entities serving in similar or analogous capacities (collectively, “Releasees”), from any and all claims, duties, obligations or causes of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, contingent or actual, that the Releasing Parties have or may have against any of the Releasees that arise from or relate to any acts, omissions or other conduct or misconduct giving rise to the Claim from the beginning of time to the date written above.

(4)    Additional Provisions

(a)    This Release represents the entire understanding and agreement between Farmers and each of Hooper and Portamedic with respect to the subject matter hereof and supersedes all prior agreements and negotiations between Farmers and each of Hooper and Portamedic with respect to the subject matter hereof. Upon payment by Hooper (or Portemedic pursuant to Section 2 herein) of the Settlement Amount, each of Hooper and Portamedic releases one another for the Disputed Amount to the same extent as Farmers releases Hooper and Portamedic pursuant to Section 3 herein.

(b)    This Release shall be governed, construed and enforced in accordance with the internal laws of the State of New York, without regard to the choice of law provisions or conflicts of law principles of such state. Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Washington or the United States District Court for the Western District of Washington for purposes of any suit, action or other proceeding arising out of this Release (and agrees not to commence any action, suit or proceeding relating hereto except in such courts).

(c)    This Release may not be modified except by a written instrument executed by all Parties hereto. The Recitals above are fully incorporated herein by this reference.

(d)    This Release may be executed in counterparts and, as so executed, shall constitute an agreement binding on all Parties. A copy or facsimile or electronic version of a signature on this Release shall have the same force and effect as an original signature.

(e)    Each Releasing Party represents and warrants to the other Parties that it has not assigned or otherwise transferred any interest in the Disputed Amount or the Claim that are the subjects of this Release. Each signatory additionally warrants that he or she is authorized to enter into and execute this Release on behalf of the Party for whom he or she is signing.

(f)    Notwithstanding anything to the contrary herein, in the event of an inquiry or investigation by any government authority, the Releasees agree to cooperate fully with the government authority and with Farmers.

IN WITNESS WHEREOF, Farmers, Hooper Homes and Portamedic have executed this Release, by their respective duly authorized officers, as of the day and year written above.

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:    /s/ Garrett Paddor
Name: Garrett Paddor
Title: V.P., General Counsel and Secretary

HOOPER HOLMES, INC.

By:    /s/ Henry E. Dubois
Name:    Henry E. Dubois
Title:    President and Chief Executive Officer

PORTAMEDIC, INC.

By:    /s/ James Fritz
Name:    James Fritz
Title:    President and Chief Operating Officer